Exhibit 10.7

Hallmark Channel

Advertising Sales

2008 Commission Proposal

October 11, 2007

2008 Advertising Sales Commission Plan

•                 Objective - Develop a compensation plan based on individual, account by account spending targets by quarter.  Include a Strategic Initiative Component that rewards creative selling and aggressive deal-making in the scatter marketplace.

•                 4 Components:

•                  Quarterly Commission

•                  Quarterly Performance Bonus Pool

•                  Hallmark Movie Channel Straight Commission

•                  Year-end Corporate Bonus

•                 Rationale:

•                  Drive revenue and focus by heightening individual accountability and responsibility.  Award strategic thinking in the sales process.

2008 Sales Commission Plan Benefits

•                 Provide additional motivation for sales team on a Quarter-to-Quarter basis

•                 Encourage Split communication and cooperation

•                  More thorough client coverage will help establish Channel’s value

•                 Ensure focus in order to meet targets

•                 Increase sales focus on [*]

•                 Ultimately, will drive sales revenue higher

2008 Ad Sales Annual Commission Plan

•                 Year-end Commission is paid as Corporate Goals is achieved:

[% of Annual Base Salary]
[*]% of Goal	5	%*
At Corporate Goal ($[*])	[*]	%
[*]% of Goal	[*]	%
[*]% of Goal	[*]	%
[*]% of Goal	[*]	%
[*]% of Goal	[*]	%
[*]% of Goal	20%

*Percentage applicable to William Abbott.

**Redacted, and omitted portion filed with the Commission.